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PART II.  OTHER INFORMATION

ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K

(a.) Exhibits.

 Exhibit Number                              Description

       2 Stock Purchase Agreement dated March 30, 1998 between Greif Bros. Corporation and Sonoco Products Company (incorporated by reference to Exhibit 2 of the Form 8-K filed on April 14,
                           1998).

      27                   Financial Data Schedule (contained herein).

      99 Credit Agreement, dated as of March 30, 1998, among Greif Bros. Corporation, as Borrower, Various Financial Institutions, as Banks, and KeyBank National Association, as Agent (incorporated by reference to Exhibit 99(b) of the Form 8-K filed on April 14, 1998).

(b.) Reports on Form 8-K.

 On April 14, 1998, the Company filed a Current Report on Form 8-K that described under Item 2 the Stock Purchase Agreement between Greif Bros. Corporation and Sonoco Products Company ("Sonoco"). Pursuant to the Stock Purchase Agreement, the Company purchased all of the outstanding shares of KMI Continental Fibre Drum, Inc., Sonoco Plastic Drum, Inc., GBC Holding Co. and Fibro Tambor and the membership interest of Sonoco in Total Packaging Systems of Georgia, LLC. In addition, the Company entered into a Credit Agreement which provides a revolving credit facility up to $325 million. In accordance with Items 7(a)(4) and 7(b)(2), the financial statements of the acquired businesses and pro forma financial information were filed in a Form 8-K/A on June 12, 1998.

 On May 6, 1998, the Company filed a Current Report on Form 8-K that described under Item 5 an agreement to form a joint venture to operate the sheet feeder plants of Michigan Packaging Company, a subsidiary of the Company, and Ohio Packaging Corporation. The joint venture will be named CorrChoice.

OTHER COMMENTS

	The information furnished herein reflects all adjustments which are, in the opinion of management, necessary for a fair presentation of the consolidated balance sheet as of April 30, 1998 and October 31, 1997, the consolidated statements of income for the three and six month periods ended April 30, 1998 and 1997, and the consolidated statement of cash flows for the six month periods then ended.  These financial statements are unaudited; however, at year-end an audit will be performed for the fiscal year by independent accountants.


                                  SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                      Greif Bros. Corporation
                                      (Registrant)



Date:  June 12, 1998                  /s/ Joseph W. Reed
                                      Joseph W. Reed
                                      Chief Financial Officer and Secretary
                                      (Duly Authorized Signatory)